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                                                                    EXHIBIT 99.3
FOR IMMEDIATE RELEASE


                  LERNOUT & HAUSPIE ANNOUNCES APPOINTMENT OF
                    TIM LEDWICK AS CHIEF FINANCIAL OFFICER

SEASONED FINANCIAL EXECUTIVE TO HELP DEVELOP AND IMPLEMENT L&H'S RECOVERY PLAN

IEPER, BELGIUM, BURLINGTON, MASS.--11 APRIL 2001--Lernout & Hauspie Speech Products N.V. (EASDAQ: LHSP, OTC: LHSPQ) ('L&H' or 'the Company'), a world leader in speech and language technology, products, and services, today announced that Tim Ledwick has been appointed Chief Financial Officer of the Company, reporting to President and Chief Executive Officer Philippe Bodson. Mr. Ledwick will assume immediate responsibility for managing the global financial operations of L&H, including financial planning and reporting, tax, treasury, risk management, investor relations and mergers and acquisitions.

Mr. Ledwick joins L&H from Cross Media Marketing Corporation, a New York-based direct marketing company, where he served as Chief Financial Officer. Prior to Cross Media Marketing Corporation, Mr. Ledwick was Senior Vice President and Chief Financial Officer of Cityscape Financial Corporation. He has also held financial and accounting positions at River Bank America, GTE Corp. and KPMG.

Philippe Bodson, Lernout & Hauspie's President and CEO, said: "Tim brings over two decades of domestic and international financial management experience, as well as significant expertise in the area of corporate reorganizations. He also brings with him invaluable leadership as well as team-building and technical skills, which will be instrumental in helping restore L&H to financial health and to continue leading the speech and language technology marketplace."

"I'm excited to be joining a leader in the promising speech and language technology industry," said Mr. Ledwick. "I welcome the opportunity to address the challenges, financial and otherwise, that L&H faces today, and look forward to assisting Philippe and the rest of the management team in developing and implementing L&H's recovery plan."

Mr. Ledwick holds an M.S. degree in Finance from Fairfield University, and a B.S. degree in Accounting from George Washington University. He is a Certified Public Accountant and is a member of the Connecticut Society of Certified Public Accountants and the AICPA.

ABOUT LERNOUT & HAUSPIE

Lernout & Hauspie Speech Products N.V. (L&H) is a global leader in advanced speech and language solutions for vertical markets, computers, automobiles, telecommunications, embedded products, consumer goods and the Internet. The company is making the speech user interface (SUI) the keystone of simple, convenient interaction between humans and technology, and is using advanced translation technology to break down language barriers. The company provides a wide range of offerings, including: customized solutions for corporations; core speech technologies marketed to OEMs; end user and retail applications for continuous speech products in horizontal and vertical markets; and document creation, human and machine translation services, Internet translation offerings, and linguistic tools.

L&H's products and services originate in four basic areas: automatic speech recognition (ASR), text-to-speech (TTS), digital speech and music compression
(SMC) and text-to-text  (translation).

This Press Release contains forward-looking information that involves risks and uncertainties, including statements about the Company's plans, objectives, expectations and intentions. Readers are cautioned that forward looking statements include known and unknown risks, including the uncertainties associated with the Company's recent chapter 11 filings in the United States and similar proceedings in Belgium, uncertainty of new product development, the risk that newly introduced products may contain undetected errors or defects or otherwise not perform as anticipated, the early state of development of the speech, language and medical information technology markets, the ability of L&H's customers to successfully integrate and commercialize L&H's technology, the retention of key technological and other personnel, currency and other risks related to international operations, rapid technological change and intense competition, as well as other risks set forth in L&H's filings with the
Securities and Exchange Commission.   The forward-looking statements contained
herein speak only as of the date of this Press Release.

L&H is a trademark or registered trademark of Lernout & Hauspie Speech Products N.V. or its affiliates, in the United States and/or other countries. All other product names or trademarks referenced herein are trademarks of their respective owners.

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L&H CONTACT INFO:
CORPORATE COMM:      Ron Schuermans, Lernout & Hauspie, +32-57-22-8888,
                     ron.schuermans@lhs.be
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MEDIA CONTACT EMEA:  Hans Michiels, Lernout & Hauspie, +32-57-22-9547,
                     hans.michiels@lhs.be
                     --------------------
MEDIA CONTACT US:    Thomson Financial/Carson, Karina Byrne, (212) 510 9266
INVESTOR RELATIONS:  Allan Forsey, Lernout & Hauspie, +1 (781) 203-5233,
                     aforsey@lhsl.com
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